SANGSTAT MEDICAL CORPORATION

(a Delaware corporation)

4,500,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: February 4, 2002

Table of Contents
Page

PURCHASE AGREEMENT 1

SECTION 1. Representations and Warranties 2

(a) Representations and Warranties by the Company 2

(b) Officer's Certificates 8

SECTION 2. Sale and Delivery to Underwriters; Closing *

(a) Initial Securities *

(b) Option Securities *

(c) Payment *

(d) Denominations; Registration *

SECTION 3. Covenants of the Company *

(a) Compliance with Securities Regulations and Commission Requests *

(b) Filing of Amendments *

(c) Delivery of Registration Statements *

(d) Delivery of Prospectuses *

(e) Continued Compliance with Securities Laws *

(f) Blue Sky Qualifications *

(g) Rule 158 *

(h) Use of Proceeds *

(i) Listing *

(j) Restriction on Sale of Securities *

(k) Reporting Requirements *

SECTION 4. Payment of Expenses. *

(a) Expenses *

(b) Termination of Agreement *

SECTION 5. Conditions of Underwriters' Obligations *

(a) Effectiveness of Registration Statement *

(b) Opinions of Counsel for Company. *

(c) Opinion of Counsel for Underwriters *

(d) Officers' Certificate *

(e) Accountant's Comfort Letter *

(f) Bring-down Comfort Letter *

(g) Approval of Listing *

(h) No Objection *

(i) Lock-up Agreements *

(j) Conditions to Purchase of Option Securities *

(k) Additional Documents *

(l) Termination of Agreement *

SECTION 6. Indemnification *

(a) Indemnification of Underwriters *

(b) Indemnification of Company, Directors and Officers *

(c) Actions against Parties; Notification *

(d) Settlement without Consent if Failure to Reimburse *

SECTION 7. Contribution *

SECTION 8. Representations, Warranties and Agreements to Survive Delivery *

SECTION 9. Termination of Agreement *

(a) Termination; General *

(b) Liabilities *

SECTION 10. Default by One or More of the Underwriters *

SECTION 11. Notices *

SECTION 12. Parties *

SECTION 13. GOVERNING LAW AND TIME *

SECTION 14. Effect of Headings *

SCHEDULES
Schedule A - List of Underwriters Sch A-1
Schedule B - Pricing Information Sch B-1
Schedule C - List of Persons subject to Lock-up Sch C- 1
Schedule D - List of Company's Subsidiaries Sch D-1
EXHIBITS
Exhibit A - Form of Opinion of Company's Counsel A-1
Exhibit B - Form of Opinion of Company's U.S. Regulatory Counsel B-1
Exhibit C - Form of Opinion of Company's Intellectual Property Counsel C-1
Exhibit D - Form of Opinion of Company's U.K. Regulatory Counsel D-1
Exhibit E - Form of Opinion of Company's French Litigation Counsel E-1
Exhibit F - Form of Opinion of Company's Special French Counsel F-1
Exhibit G - Form of Lock-up Letter G-1

SANGSTAT MEDICAL CORPORATION

(a Delaware corporation)

4,500,000 Shares of Common Stock

(Par Value $0.001 Per Share)

PURCHASE AGREEMENT

February 4, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Wells Fargo Securities, LLC
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

SangStat Medical Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 675,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 675,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-76028) covering the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either prepare and file a prospectus supplement and, if required by Rule 424(b) (as defined below), a prospectus in accordance with the provisions of Rule 415 ("Rule 415") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Each prospectus, together with any related prospectus supplement, relating to the Securities used before such registration statement became effective, and each prospectus, together with the related prospectus supplement, or that was captioned "Subject to Completion" that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a "preliminary prospectus." Such registration statement, as amended and including the exhibits thereto, schedules, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time that it became effective is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, dated December 27, 2001, and the final prospectus supplement relating to the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities are herein called, collectively, the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

    Representations and Warranties.
      Representations and Warranties by the Company.

      The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

        Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

        At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

        Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

        Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein in conformity with GAAP and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

        No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        Good Standing of Subsidiaries. The only subsidiaries of the Company are as set forth on Schedule D and the Company does not hold any equity interest in any corporation, limited liability company, partnership, joint venture or entity other than such subsidiaries. IMTIX-SangStat SAS, a French corporation is the only "significant subsidiary" of the Company (as such term is defined in Rule 1- 02 of Regulation S-X). Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

        Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

        Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

        Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

        Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

        Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

        Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

        Possession of Intellectual Property. Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

        Possession of Licenses and Permits. Except as disclosed in the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including but not limited to the U.S. Food and Drug Administration, necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

        Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which, if adversely determined, would be reasonably likely to result in a Material Adverse Effect.

        Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        Environmental Laws. Except as described in the Prospectus and except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

      Officer's Certificates.

    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

    Sale and Delivery to Underwriters; Closing.
      Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
      Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 675,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.
      Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
    Covenants of the Company. The Company covenants with each Underwriter as follows:
      Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement shall become effective or any supplement to the Prospectus, or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and, if applicable, will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement or prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement or prospectus, as the case may be. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
      Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.
      Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
      Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
      Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply in all material respects with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
      Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.
      Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
      Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".
      Listing. The Company will use its reasonable best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.
      Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.
      Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
    Payment of Expenses.
      Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.
      Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
    Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
      Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M. on the date hereof and at Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. If required by the 1933 Act or the 1933 Act Regulations, the Prospectus shall have been filed with the Commission in accordance with Rule 424(b).
      Opinions of Counsel for Company.

        At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto.

        At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Venable, Baetjer, Howard & Civiletti, LLP, U.S. regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

        At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Flehr Hobach Test Albritton & Herbert LLP, intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.

        At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Bird & Bird, U.K. regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto.

        At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Bird & Bird, French litigation counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit E hereto.

        At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Romand & Bontems, special French counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit F hereto.

      Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xiii), (xv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel, as well as company counsel, may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
      Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer's knowledge, are contemplated by the Commission.
      Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
      Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
      Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.
      No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
      Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit G hereto signed by the persons listed on Schedule C hereto.
      Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

        Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

        Opinion of Counsel for Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, together with the favorable opinion of Venable, Baetjer, Howard & Civiletti, LLP, U.S. regulatory counsel for the Company, Flehr, Hobach Test Albritton & Herbert LLP, intellectual property counsel for the Company, Bird & Bird, U.K. regulatory counsel for the Company, Bird & Bird, French litigation counsel for the Company and Romand & Bontems, special French counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

        Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

        Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
      Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
    Indemnification.
      Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
      Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
      Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have reasonably requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as expressly provided hereby, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

    The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.
    Termination of Agreement.
      Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
      Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non- defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

    (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non- defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

    (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at 101 California Street, Suite 1420, San Francisco California 94111, attention of Mark Robinson; and notices to the Company shall be directed to it at 6300 Dumbarton Circle, Fremont, California 94555, attention of Stephen G. Dance, copy to Gregory C. Smith, Skadden, Arps, Slate, Meagher & Flom, 525 University Avenue, Suite 1100, Palo Alto, California 94301.
    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
    GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
    Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SANGSTAT MEDICAL CORPORATION

By__________________________________
     Title:

CONFIRMED AND ACCEPTED,
        as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
J.P. MORGAN SECURITIES INC.
Thomas Weisel Partners LLC
Wells Fargo Securities, LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By __________________________________

Authorized Signatory

For themselves and as Underwriters of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,710,000
J.P. Morgan Securities Inc.	1,710,000
Thomas Weisel Partners LLC .	855,000
Wells Fargo Securities, LLC	225,000

Total	4,500,000

SCHEDULE B

SANGSTAT MEDICAL CORPORATION

4,500,000 Shares of Common Stock

(Par Value $0.001 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $17.25.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $16.26, being an amount equal to the initial public offering price set forth above less $0.99 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

SCHEDULE C

List of persons

subject to lock-up

Steve Aselage

Jean-Jacques Bienaimé

Roland Buelow, Ph.D.

Stephen G. Dance

Fredric J. Feldman, Ph.D.

Robert C. Floc'h, Ph.D.

Ralph E. Levy

Richard D. Murdock

Andrew Perlman, M.D., Ph.D.

Nicholas J. Simon III

Raymond J. Tesi, M.D.

Vincent R. Worms

Schedule D

List of Company's

Subsidiaries

SangStat Atlantique S.A.S.

IMTIX - SangStat S.A.S.

SangStat Luxembourg S.a.r.l.

IMTIX - SangStat Netherlands BV

IMTIX - SangStat GmbH

IMTIX- SangStat (Switzerland) GmbH

SangStat Spain S.L.

IMTIX - SangStat Austria GmbH

IMTIX - SangStat Italy Srl

IMTIX - SangStat UK

SangStat Canada, Ltd.

SangStat U.K., Ltd.

SangStat Medical International Cayman

SangStat Netherlands BV

Chronimmune Pharmaceuticals, Inc.

Human Organ Sciences, Inc.

The Transplant Pharmacy, Inc.

XenoStat, Inc.

Exhibit A

FORM OF OPINION OF COMPANY'S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

We have been orally advised by the Commission that the Registration Statement was declared effective under the Securities Act at 5:00 p.m., on January 15, 2002, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver the Purchase Agreement and to consummate the transactions contemplated thereby.

3. The Company has the status set forth in Schedule A hereto set forth opposite the jurisdiction listed on Schedule A hereto.

4. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization."

5. The Securities have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and nonassessable, and will be free and clear of any preemptive rights or any similar rights arising under the General Corporation Law of the State of Delaware, the Certificate of Incorporation, the Bylaws or, to our knowledge, any Applicable Contract, and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

6. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

7. The Registration Statement, at the time it became effective, and the Prospectus, as of its date, excluding the documents incorporated by reference therein, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations under the Securities Act, except that in each case we do not express any opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in paragraph 11, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

8. Each of the Incorporated Documents, when it was filed, appeared on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that we do not express any opinion as to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits thereto.

9. The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the Certificate of Incorporation, the Bylaws, the General Corporation Law of the State of Delaware and the Nasdaq National Market.

10. To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Prospectus pursuant to Regulation S-K of the General Rules and Regulations under the Securities Act that are not so disclosed.

11. Each of (i) the description of the Company's Common Stock contained under Item 4, "Description of Registrant's Securities to be Registered," in its registration statement on Form 8-B, filed with the Commission on December 4, 1995, except that we express no view with respect to the penultimate sentence thereof and, with respect to the last sentence thereof, we note the issuance by the Company of Preferred Stock Purchase Rights (the "Rights") in accordance with the provisions of that certain Rights Agreement, dated August 14, 1995, between the Company and The First National Bank of Boston, as amended pursuant to that certain First Amendment to Rights Agreement, dated October 8, 2001, between the Company, Fleet National Bank and Equiserve Trust Company, N.A., (ii) the description of the Rights contained under Item 1, "Description of Registrant's Securities to be Registered," in the Company's Registration Statement on Form 8-A, filed with the Commission on August 25, 1995, as amended by Amendment No. 1 to Form 8-A filed with the Commission on October 9, 2001, and (iii) the statements contained in the Registration Statement under Item 15, insofar as such statements purport to summarize certain provisions of the laws or documents referred to therein, fairly summarize such provisions in all material respects.

12. To our knowledge, there are no contracts or documents of a character required to be filed as exhibits to the Registration Statement which are not filed as required.

13. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Purchase Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

14. The execution and delivery by the Company of the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" do not and will not, whether with or without giving notice or lapse of time or both, (i) conflict with the Certificate of Incorporation or Bylaws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Purchase Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

15. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

16. The Rights under the Company's Shareholder Rights Plan to which holders of the Securities will be entitled have been duly authorized by the Company and, when the Securities are delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 11 above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements and schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

Exhibit B

FORM OPINION OF COMPANY'S U.S. REGULATORY
COUNSEL TO BE DELIVERED
PURSUANT TO SECTION 5(b)

We have examined statements in the Company's [Prospectus] under "Government Regulation," "Litigation--Novartis Regulatory Litigation--U.S. Regulatory Litigation," in the second to last and third to last sentences under "Litigation-Summary," in the first two sentences under "Risk Factors--We may not be able to manufacture or obtain sufficient quantities of our products, which could lead to product shortages and harm our business, under "Risk Factors-- Government Regulation imposes significant costs and restrictions on the development and commercialization of our products, and we may not obtain regulatory approvals for our products," and under "Risk Factors--If our preclinical and clinical testing of potential products is unsuccessful, our business will be harmed" (the "Regulatory Language"), insofar as such statements summarize applicable provisions of the United States federal statutes, rules and regulations administered by the United States Food and Drug Administration ("FDA") or summarize filings in the Novartis lawsuit against FDA (case number 1: 99CV-00323).

Based upon the foregoing, and subject to the qualifications and limitations set forth elsewhere in this letter, the statements contained in the Regulatory Language in the [Prospectus], insofar as such statements summarize applicable provisions of the United States federal statutes, rules and regulations administered by the FDA or summarize filings in the Novartis lawsuit against FDA (case number 1: 99CV- 00323), are correct in all material respects.

We have had no involvement in the preparation of the [Prospectus] or matters disclosed therein other than (1) our review of the filings in the Novartis lawsuit against FDA (case number 1: 99CV-00323) and (2) our review of the Regulatory Language of the [Prospectus]. Based upon the foregoing, and subject to the qualifications and limitations set forth elsewhere in this letter, nothing has come to our attention that would lead us to believe that the Regulatory Information, at the time the Registration Statement or any amendment thereto became effective, at the time the Prospectus was issued, at the time any amended or supplemented prospectus was issued or at the Closing Time, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading."

The opinions stated above are limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly stated in this opinion letter, and the opinions stated above must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this opinion letter. We do not assume responsibility to advise you of changes that might be brought to our attention regarding the matters discussed herein after the date hereof.

The law covered by this opinion is limited to laws, rules and regulations administered by FDA, in each case as they exist on the date of this opinion. In rendering this opinion, we have relied on the information contained in the Annual Report including, without limitation, the Regulatory Language. We have not relied on any other statements, documents, or information.

This opinion is rendered solely for the benefit of the several Underwriters in connection with the issuance and sale of common stock of the Company described above. This opinion may not be used or relied upon by any other person or entity and may not be disclosed, quoted, filed with a governmental agency, or otherwise referred to or furnished to any other person without our express prior written consent.

Exhibit C

FORM OPINION OF COMPANY'S INTELLECTUAL PROPERTY
COUNSEL TO BE DELIVERED
PURSUANT TO SECTION 5(b)

February 8, 2002

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Inc.

J.P. Morgan Securities Inc.

Thomas Weisel Partners LLC

Wells Fargo Securities, LLC

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Inc.

North Tower

World Financial Center

New York, New York 10281-1209

RE: SangStat Medical Corporation Intellectual Property

Ladies and Gentlemen:

We are outside Patent Counsel to SangStat Medical Corporation, a Delaware corporation (the "Company"), in connection with the entering into by the Company of that certain Purchase Agreement dated February 4, 2002. This opinion is being furnished pursuant to Section 5(b)(iii) of the Purchase Agreement.

For the purposes of rendering the opinions set forth below, we (1) have not done independent searches regarding the validity of Company patents, (2) are familiar with the Company's technology and (3) have reviewed or are otherwise familiar with the following (collectively the "Documents"):

A. the Prospectus dated December 27, 2001 and the Supplement thereto dated January 18, 2002 (collectively the "Prospectus");

B. the U.S. patents and pending patent applications which we have prosecuted or are prosecuting listed on Schedule A attached hereto (the "U.S. Patent Rights");

C. the non-U.S. patents and non-U.S. pending patent applications which we have prosecuted or are prosecuting listed on Schedule B attached hereto (the "Non-U.S. Patent Rights");

D. copies of assignments relevant to ownership of only those patents and patent applications to which the Company has rights and which we are prosecuting or have prosecuted, and patents issuing therefrom ("the Applications and Patents") as included in Schedules A & B; and

E. our internal files pertaining to the Company.

Whenever our opinions herein are qualified by the phrase "to the best of our knowledge," except as may be further qualified below, such language means that based upon the knowledge of the attorneys within our firm (i.e., not including matters as to which such attorneys could be deemed to have constructive knowledge and not including knowledge of attorneys or patent agents outside of Patent Counsel who, at any time, may have had responsibility for the Company matters, including responsibility for the prosecution of the Applications or Patents) after reviewing the Documents or based on being otherwise familiar with the Documents, and such review of or our familiarity with our files, including the prosecution file histories for the applications and patents being prosecuted by us, we believe that such opinions are factually correct.

Based upon, and subject to the foregoing, and upon a review of such matters of law as we have deemed appropriate, it is our opinion and judgment that:

(1) To the best of our knowledge, the information in the Prospectus Supplement under the headings:

a) "Risk Factors - Our litigation with Novartis may be resolved adversely and could consume our time and resources;"

b) "Risk Factors - Novartis's patent lawsuit against Abbott with respect to Gengraf may be resolved adversely;"

c) "Risk Factors - Failure to protect our intellectual property will harm our competitive position;"

d) "Business - Strategic Relationships;"

e) "Business - Patents and Proprietary Technology;" and

f) "Business - Litigation;"

to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, to the extent they relate to patent matters, has been reviewed by us and is correct in all material respects. Nothing has come to our attention that makes us believe that:

a) any statement in the above referenced materials contain any untrue statement of a material fact;

b) any statement in the above referenced materials omit a material fact required to be stated; or

c) any statement in the above referenced materials omit a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.

(2) Attached as Schedule A hereto is a list of the Company's U.S. patents and pending U.S. patent applications (the "U.S. Patent Rights") which, to the best of our knowledge, are owned by the Company as indicated on Schedule A. To the best of our knowledge, where the Company is listed on Schedule A as the owner or co-owner of any U.S. Patent Right, either (a) an assignment from the inventor(s) to the Company has been recorded in the United States Patent and Trademark Office, or (b) the inventor(s) are under obligation of assignment to the Company, and an assignment will be recorded in the United States Patent and Trademark Office. To the best of our knowledge, there are no claims to any ownership interests or liens on any of the U.S. Patent Rights by any party other than the Company, with the exception of those U.S. Patent Rights which are co-owned by the Company and the University of North Carolina at Chapel Hill, as indicated on Schedule A.

(3) Attached as Schedule B to such opinion is a list of the Company's non-U.S. patents and pending non-U.S. patent applications (the "Non-U.S. Patent Rights") which, to the best of our knowledge, are owned by the Company as indicated on Schedule B. To the best of our knowledge, where the Company is listed on Schedule B as the owner or co-owner of any Non-U.S. Patent Rights, the named inventors of the Non-U.S. Patent Rights have either (a) executed an assignment to the Company, or (b) are under an obligation to execute an assignment to the Company. To the best of our knowledge, there are no claims to any ownership interests or liens on any of the Non-U.S. Patent Rights by any party other than the Company, with the exception of those U.S. Patent Rights which are co-owned by the Company and the University of North Carolina at Chapel Hill, as indicated on Schedule B.

(4) Attached as Schedule C to such opinion is a list of the U.S. patents and pending patent applications which, to the best of our knowledge, the Company has licensed the rights to use (the "Licensed Patent Rights"). To the best of our knowledge, as of the date hereof, the Licensed Patent Rights cover fields of use related to the conduct of business in the manner described in the Prospectus. To the best of our knowledge, other than as set forth in the Prospectus, there are no claims by any third parties that the Company lacks adequate rights in any of the Licensed Patent Rights.

(5) We are unaware of any facts that would lead us to believe, with respect to the patents and patent applications set forth on Schedules A and B, that: (a) any of the patents are invalid or unenforceable, (b) any patent issued in respect of a patent application would be invalid or unenforceable, or (c) any material defects exist in respect of form in the preparation or filing of any of the patent applications prepared by such counsel.

(6) To the best of our knowledge, for each of the U.S. patents applications filed and prosecuted by us reflected in Schedule A, the Company has disclosed or intends to disclose to the United States Patent and Trademark Office all information now known and believed to be material to patentability under 37 C.F.R. 1.56.

(7) Other than the disclosures set forth in the Prospectus, to the best of our knowledge, the Company has not received any claim of infringement of any patents held by others, and to the best of our knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company is infringing a patent.

(8) To the best of our knowledge, there are no pending or threatened legal or governmental proceedings relating to the U.S. and non-U.S. patents and pending patent applications reflected in Schedules A and B, other than proceedings before the United States Patent and Trademark Office (or any applicable foreign equivalent, as the case may be) that are carried out during the course of prosecution.

Very truly yours,

cc: Adrian Arima (w/encl.)

1072779

Exhibit D

FORM OF OPINION OF COMPANY'S U.K. REGULATORY COUNSEL

Our Ref: JMM/SANGS/007

Your Ref: AJK

8 February 2002

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities Inc.

Thomas Weisel Partners LLC

Wells Fargo Securities, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

North Tower

World Financial Center

New York, New York 10281-1209

Ladies and Gentlemen:

SANGSTAT UK REGULATORY LITIGATION - OPINION ON PROSPECTUS

I have considered the wording that relates to the UK regulatory litigation involving the cyclosporine oral solution product and capsule product (the "UK Regulatory Litigation") of SangStat Medical Corporation (the "Company") as contained in (i) the registration statement on Form S-3 (File No. 333-76028) of the Company, filed with the Securities and Exchange Commission (the "Commission") on December 28, 2001 (the "Registration Statement"), (ii) the preliminary prospectus supplement, dated January 18, 2002 (the "Preliminary Prospectus Supplement"), in the form filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations (the "Rules and Regulations") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (iii) the final prospectus supplement, dated February _____ 2002 (the "Final Prospectus Supplement"), in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations. I understand, but have not independently established or verified, that the Registration Statement was declared effective under the Securities Act on January 15, 2002. The Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement are hereinafter collectively referred to as the "Documents." The wording that relates to the UK Regulatory Litigation as contained in the Documents is contained in the Annex to this letter, and is hereinafter referred to as the "Wording."

I am the partner in charge of the UK Regulatory Litigation (including the reference to the European Court of Justice) and can confirm that the Wording is correct in all material respects.

Nothing has come to my attention that would lead me to believe that the Wording, at the time the Registration Statement became effective, at the time the Preliminary Prospectus was issued, at the time the Final Prospectus Supplement was issued or at the date of this letter, contained an untrue statement of material fact or omitted to state a material fact required to be stated to make the Wording not misleading.

Yours faithfully

JANE MUTIMEAR

Exhibit E

FORM OF OPINION OF COMPANY'S FRENCH LITIGATION COUNSEL

Our Ref: EXG/SANGS/0007

Your Ref: AJK

8 February 2002

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities Inc.

Thomas Weisel Partners LLC

Wells Fargo Securities, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

North Tower

World Financial Center

New York, New York 10281-1209

Ladies and Gentlemen:

SANGSTAT FRENCH LITIGATION - OPINION ON PROSPECTUS

I have considered the wording that relates to the French litigation between Imtix Sangstat, on the one hand, and IFFA CREDO and Elevage Scientifique des Dombes, on the other hand (the "French Litigation") as contained in (i) the registration statement on Form S-3 (File No. 333-76028) of Sangstat Medical Corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on December 28, 2001 (the "Registration Statement"), (ii) the preliminary prospectus supplement, dated January 18, 2002 (the "Preliminary Prospectus Supplement"), in the form filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations (the "Rules and Regulations") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (iii) the final prospectus supplement, dated February __, 2002 (the "Final Prospectus Supplement"), in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

I understand, but have not independently established or verified, that the Registration Statement was declared effective under the Securities Act on January 15, 2002. The Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement are hereinafter collectively referred to as the "Documents."

The wording that relates to the French Litigation as contained in the Documents is contained in the Annex to this letter, and is hereinafter referred to as the "Wording."

I am the partner in charge of the here above mentioned French litigation and can confirm that the Wording is correct in all material respects.

Nothing has come to my attention that would lead me to believe that the Wording, at the time the Registration Statement became effective, at the time the Preliminary Prospectus was issued, at the time the Final Prospectus Supplement was issued or at the date of this letter, contained an untrue statement of material fact or omitted to state a material fact required to be stated to make the Wording not misleading.

Yours faithfully

Marion BARBIER

Exhibit F

FORM OF OPINION OF COMPANY'S SPECIAL FRENCH COUNSEL

[ROMAND & BONTEMS LETTERHEAD]

LYON, February 8, 2002

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Thomas Weisel Partners LLC
Wells Fargo Securities, LLC
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

We have acted as special counsel on certain matters of French law to IMTIX-SangStat SAS, in connection with the purchase by you (the "Underwriters"), and the sale (a) by SangStat Medical Corporation, a Delaware corporation (the "Company") to the Underwriters of 4,000,000 shares of the Company's common stock (the "Firm Shares") and (b) up to an additional 600,000 shares of the Company's common stock (the "Option Shares") at the Underwriters' option, by the Company to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the "Securities."

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

    The registration statement on Form S-3 (File No. 333- 76028) of the Company filed with the Securities and Exchange Commission (the "Commission") on December 28, 2001, being hereinafter referred to as the "Registration Statement");

    the final prospectus, dated [February 4, 2002], comprising of the prospectus supplement dated as of such date and the accompanying prospectus dated December 27, 2001, relating to the Securities in the form filed with the Commission on [February 4, 2002] (such final prospectus being hereinafter referred to as the "Prospectus");

    the By-laws of IMTIX-SangStat SAS, as currently in effect;

    an excerpt from the trade register in [Lyon] with respect to IMTIX-SangStat SAS, as certified by [   ], dated [ ];

    the shareholders book of IMTIX-SangStat SAS; and

    the shares book of IMTIX-SangStat SAS.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of IMTIX-SangStat SAS and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of IMTIX-SangStat SAS and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We express no opinion as to the laws of any jurisdiction other than the laws of France. Insofar as the opinions expressed herein relate to matters governed by laws other than the laws of France, we have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

"Material Adverse Effect" means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that IMTIX-SangStat SAS has been duly incorporated and is validly existing as a corporation in good standing under the laws of France, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of IMTIX-SangStat SAS has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of IMTIX- SangStat SAS was issued in violation of the preemptive or similar rights of any securityholder of IMTIX-SangStat SAS.

This opinion is being furnished only to you in connection with the purchase by you, as representatives of the several underwriters, and the sale by the Company to the several underwriters of the Securities, and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any other purpose without our prior written consent.

Yours faithfully,

Yves Romand

Exhibit G

FORM OF LOCK-UP

January __, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
      as Representative of the several
      Underwriters to be named in the
      within-mentioned Purchase Agreement

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce Fenner & Smith
             Incorporated

North Tower
World Financial Center
New York, New York 10281-1209

Re: Proposed Public Offering by SangStat Medical Corporation

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of SangStat Medical Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the common stock, par value $0.001 per share (the "Common Stock"), of the Company. In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of ninety (90) days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers to another, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein or (iii) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the public offering of the Securities. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Common Stock to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Stock subject to the provisions of this Agreement and there shall be no further transfer of such Common Stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

This Agreement shall lapse and become null and void if the public offering of the Securities shall not have been completed by February 28, 2002.

Very truly yours,

____________________________

(Print Shareholder Name)

Signature:____________________

By:____________________
Title, if applicable: